Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                              11-2655906
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)                Identification No.)

1375 Akron Street, Copiague, New York                     11726
 (Address of Principal Executive Offices)               (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                           Timothy J. Roach, Treasurer
                       American Biogenetic Sciences, Inc.
                                1375 Akron Street
                            Copiague, New York 11726
                     (Name and address of agent for service)

                                 (516) 789-2600
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Leonard W. Suroff, Esq.
                                1375 Akron Street
                            Copiague, New York 11726

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


                                                 Proposed        Proposed
Title of                                         maximum         maximum             Amount
each class               Amount                  offering        aggregate           of
of securities            to be                   price per       offering            registration
to be registered         registered(1)           share (2)       price (2)           fee
-------------------------------------------------------------------------------------------------

Class A Common
Stock, par value
$.001 per share           1,000,000 shares     $1.0625            1,062,500      $     313.44
-------------------------------------------------------------------------------------------------

(a) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1996 Stock Option Plan.

(b) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), the average of the high and low sales prices per share of the Registrant's Class A Common Stock on the Nasdaq National Market on July 16, 1998.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                           INCORPORATION BY REFERENCE
                           --------------------------

         The contents of the American Biogenetic Sciences, Inc. Registration Statement on Form S-8, File No. 333- 09473 filed with the Commission on August 2, 1996 are hereby incorporated by reference with the exception of Exhibits 5.01, 23.01, 23.02 and 99.01, which are provided herewith.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 16th day of July, 1998.


                                  AMERICAN BIOGENETIC SCIENCES, INC.


                                  By: /s/ Alfred J. Roach
                                      ------------------------------------------
                                      Alfred J. Roach, Chairman of the Board

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alfred J. Roach, Josef C. Schoell and Timothy J. Roach and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of July, 1998.

      Signature                                      Title
      ---------                                      -----

/s/ Alfred J. Roach
------------------------------
Alfred J. Roach                               Chairman of the Board (Chief Executive Officer)

/s/ Josef C. Schoell                          Vice President, Finance (Principal Financial and Accounting
------------------------------
Josef C. Schoell                              Officer)

/s/ Gustav Victor Rudolph Born
------------------------------
Gustav Victor Rudolph Born                    Director

/s/ Ellena M. Byrne
------------------------------
Ellena M. Byrne                               Director

/s/ Joseph C. Hogan
------------------------------
Joseph C. Hogan                               Director

/s/ Stephen H. Ip
------------------------------
Stephen H. Ip                                 Director

/s/ Timothy J. Roach
------------------------------
Timothy J. Roach                              Director

/s/ William G. Sharwell
------------------------------
William G. Sharwell                           Director

                                  EXHIBIT INDEX

Exhibit
Number
-------

 5.01 Opinion and consent of Leonard W. Suroff, Esq. as to the legality of the Class A Common Stock being offered.

23.01             Consent of Arthur Andersen LLP

23.02             Consent of Leonard W. Suroff, Esq. (contained in Exhibit
                  5.01).

99.01 American Biogenetic Sciences, Inc. 1996 Stock Option Plan, as amended.